Exhibit 99.1

DISH NETWORK® PARTNERS WITH NEULION TO
DISTRIBUTE LIVE INTERNATIONAL TV CHANNELS
THROUGH IPTV PLATFORM

Plainview, New York and Englewood, Colo., Jan. 7, 2010 – DISH Network L.L.C., the U.S. leader in international programming, and NeuLion, Inc. (TSX:NLN), an end-to-end IPTV service provider of live and on-demand international, sports and variety programming delivered via broadband, today announced a multi-year partnership to distribute certain DISH Network international channels using NeuLion’s IPTV service.

The partnership with NeuLion enhances DISH Network’s international programming offering by providing consumers without access to satellite TV the ability to enjoy select DISH Network international channels through IPTV.

“As the leading multichannel video provider of international channels in the U.S., we are excited to enhance our nationwide distribution of international content to include IPTV,” said Chris Kuelling, Vice President of International Programming for DISH Network.  “We know some of our customers prefer to watch their favorite channels via satellite and others prefer broadband delivery, and we are pleased that we can now offer a solution that fits their specific needs.”

“We see distinct synergies between our respective television distribution services and believe that DISH Network customers will benefit from the further reach provided by a broadband offering,” said Chris Wagner, Executive Vice President of NeuLion. “We believe that the match of our technology with DISH Network’s international programming rights will greatly benefit ethnic communities in the United States.”

As a leader in the IPTV space, NeuLion provides an end-to-end, multi-platform service, allowing the delivery of live and on-demand content to the TV, PC and Mobile devices – offering a universal platform that connects viewers globally.  Components of the service include: encoding, personalization, delivery, registration, monetization, support and reporting tools.

DISH Network offers the most international programming in the nation, with more than 180 international channels in more than 28 languages. The company plans to launch the new IPTV service in early 2010.

About DISH Network

DISH Network L.L.C., a subsidiary of DISH Network Corporation (NASDAQ: DISH), provides more than 14 million satellite TV customers, as of Dec. 10, 2009, with the highest quality programming and technology at the best value, including the lowest all-digital price nationwide. Customers have access to hundreds of video and audio channels, the most HD channels, the most international channels, state-of-the-art interactive TV applications, and award-winning HD and DVR technology including 1080p Video on Demand and the ViP® 722 HD DVR, a CNET and PC Magazine “Editors’ Choice.” DISH Network Corporation is included in the Nasdaq-100 Index (NDX) and is a Fortune 250 company. Visit www.dishnetwork.com, follow on Twitter, @dishnetwork (www.twitter.com/dishnetwork), or become a Fan on Facebook, www.facebook.com/dishnetwork.

About NeuLion

Based in Plainview, NY, Sanford, Florida and Toronto, Ontario, NeuLion (TSX:NLN) works with content partners to develop end-to-end solutions for multimedia IPTV services. The NeuLion IPTV Platform encodes, delivers, stores and manages an unlimited range of multimedia content and the Operational Support System (OSS) maintains all billing and customer support services. Content partners are responsible for content aggregation and the sales and marketing for the individual IPTV service. The Company ranks as a world leader in customer/partner relationships with sports and international television content partners including, in sports, the NHL, the NFL, NCAA Division I schools and conferences and, in respect to international television aggregators and networks, KyLinTV (Chinese), ABS-CBN (Filipino), Talfazat (Arabic), TV-Desi (South Asian) and Sky Angel (Christian). Customer/partner content can be viewed by way of Internet on PCs and on the television through the Company’s IPTV set top box.

Forward-Looking Statements

NeuLion: Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities. These statements, in addressing future events and conditions, involve inherent risks and uncertainties, such as the achievement of the anticipated sales under the agreement. Forward-looking statements can by identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved and other similar expressions. Forward-looking statements involve significant risk, uncertainties and assumptions. Many factors could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, the Company cannot assure readers that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this release and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements  A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk

Factors” section of the Company’s 2008 annual MD&A and AIF filed on www.sedar.com and Registration Statement on Form 10, as amended, available on www.sec.gov.

DISH Network:

Except for historical information contained herein, the matters pertaining to DISH Network set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in DISH Network Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its most recent quarterly report on Form 10-Q. The forward-looking statements speak only as of the date made, and DISH Network Corporation expressly disclaims any obligation to update these forward-looking statements.

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Contacts:

Media Relations

Allyson Mylrea, DISH Network, 720-514-5351, press@dishnetwork.com

Jennifer Powalski, NeuLion, 516-622-8334, jennifer.powalski@neulion.com

Investor Relations

G. Scott Paterson, NeuLion, 416-368-6464, scott.paterson@neulion.com